QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.1

[LETTERHEAD]

April 17, 2003

Lone Star Technologies, Inc.
15660 N. Dallas Parkway, Suite 500
Dallas, TX 75248

Re:	Lone Star Technologies, Inc.: Registration Statement on Form S-3/A under the Securities Act of 1933 (File No. 333-100579)

Ladies and Gentlemen:

        We have acted as counsel for Lone Star Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933 (the "Act") of the offer and sale by the Company (and, in the case of 1,000,000 shares of Common Stock (as herein defined), also by a selling stockholder (the "Selling Stockholder")) from time to time, pursuant to Rule 415 under the Act, of (i) the Company's unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, par value $1.00 per share, of the Company in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"), (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock and (v) guarantee agreements ("Guarantees") by 19 subsidiaries of the Company (the "Subsidiary Guarantors") named in the Registration Statement (as defined below) with respect to the Debt Securities (such Debt Securities, Preferred Stock, Depositary Shares, Warrants, Common Stock and Applicable Guarantees (as defined below) are collectively referred to herein as the "Securities"). The Securities will be offered in amounts, at prices and on terms to be determined and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3, as amended, to which this opinion is an exhibit (the "Registration Statement"). The Registration Statement also constitutes a post-effective amendment to a registration statement previously filed by the Company and certain of its subsidiaries (File No. 333-41130).

        With respect to the Guarantees, this opinion covers both (i) those Guarantees (the "Applicable Guarantees") issued by Subsidiary Guarantors organized under the laws of Texas, Delaware and Nevada (the "Applicable Subsidiary Guarantors") and (ii) the Guarantees issued by Fintube Technologies, Inc., an Oklahoma corporation ("Fintube"), and Star Tubular Technologies (Youngstown), Inc., an Ohio corporation ("Youngstown"). The validity of the issuance and the enforceability of the Guarantees issued by Fintube will be passed upon by Nichols, Wolfe, Stamper, Nally, Fallis & Robertson, Inc., Tulsa, Oklahoma ("Nichols Wolfe"), upon whom we are relying as to matters involving the validity of such Guarantees under Oklahoma law. The validity of the issuance and enforceability of the Guarantees issued by Youngstown will be passed upon by Kahn Kleinman, A Legal Professional Association, Cleveland, Ohio ("Kahn Kleinman"), upon whom we are relying as to matters involving the validity of such Guarantees under Ohio law. Nichols Wolfe and Kahn Kleinman may rely on this opinion to the extent the validity of the Guarantees themselves is governed by the laws of New York (i.e., to the extent the validity of the Guarantees issued by Fintube and Youngstown is governed by the terms of the Guarantees themselves, which provide for their governance by New York law, rather than by the laws of the state in which the applicable Subsidiary Guarantor is organized).

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation and bylaws of the Company and the corresponding organizational documents of each Applicable Subsidiary Guarantor, each as amended to the date hereof (the "Organizational Documents"), (ii) the Form of Senior Indenture and the Form of Subordinated Indenture (collectively, the "Indenture") relating to the Debt Securities incorporated by reference as an exhibit to the Registration Statement, (iii) the Form of Guarantee relating to the Debt Securities incorporated by reference as an exhibit to the Registration Statement and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

        In connection with this opinion, we have assumed that (i) the Registration Statement, and each amendment thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) at the time of any offering or sale of Securities, the Company will have such number of shares of Common Stock or Preferred Stock, if applicable, as set forth in such offering or sale, authorized and available for issuance; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

        Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

          1.    With respect to Debt Securities to be issued under the Indenture, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board (as hereinafter defined) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and legally binding obligations of the Company enforceable against it in accordance with their terms.

          2.    With respect to Applicable Guarantees issued by an Applicable Subsidiary Guarantor with respect to any Debt Securities, when (i) the board of directors, general partner or manager(s), as applicable, of each Applicable Subsidiary Guarantor has taken all necessary corporate, partnership or limited liability company action to approve the issuance and terms of such Applicable Guarantees, the terms of the offering thereof and related matters; (ii) the terms of such Applicable Guarantees and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Applicable Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Applicable Subsidiary Guarantor; and (iii) such Applicable Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, general partner or manager(s), as applicable, of such Applicable Subsidiary Guarantor, such Applicable Guarantees will be legally issued and legally binding obligations of such Applicable Subsidiary Guarantor enforceable against it in accordance with their terms. With respect to the Guarantees issued by Fintube and Youngstown, (i) in reliance on the opinions of Nichols Wolfe and Kahn Kleinman as to the due authorization, execution and delivery of such Guarantees under the laws of Oklahoma and Ohio, respectively; (ii) in reliance on the opinions of Nichols Wolfe and Kahn Kleinman that such Guarantees are permitted to be issued by, and enforced against, an Oklahoma corporation and an Ohio corporation, respectively, under the laws of such two states; (iii) when the terms of such Guarantees and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Fintube or Youngstown, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Fintube or Youngstown, respectively; and (iv) when Fintube and Youngstown have duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Fintube or Youngstown, as appropriate, such Guarantees will be legally issued and legally binding obligations of Fintube and Youngstown, respectively, enforceable against them in accordance with their terms.

          3.    With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations establishing relative rights and preferences relating to such Preferred Stock and the filing of such certificate of designations with the Secretary of State of the State of Delaware; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued and nonassessable.

          4.    With respect to the Depositary Shares, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law, when the Board has taken all necessary corporate action to approve issuance and terms of the Depositary Shares, the terms of its offering thereof, and related matters, the deposit agreement relating to the Depositary Shares has been duly executed and delivered, and the Preferred Stock that is represented by Depositary Shares has been duly issued and delivered to the depository, and depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of Preferred Stock in accordance with the deposit agreement, the depositary receipts will be validly issued and legally binding obligations of the Company enforceable against it in accordance with the terms of the depositary receipts and the deposit agreement.

          5.    With respect to shares of Common Stock (other than the Common Stock to be offered by the Selling Stockholder), when (i) the Board of Directors of the Company or to the extent permitted by the Delaware General Corporation Law, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be duly authorized, validly issued and nonassessable.

          6.    With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement, any other agreements relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued and legally binding obligations of the Company enforceable against it in accordance with their terms.

          7.    The 1,000,000 shares of Common Stock to be sold by the Selling Stockholder are duly authorized, validly issued and nonassessable.

        The opinions expressed above are limited by and subject to the following qualifications:

          (a)  To the extent our opinions set forth above are governed by the laws of the States of Delaware and Nevada, we have based such opinions exclusively upon a reading of applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law, and judicial interpretations of such law and the Nevada Constitution, the Nevada Limited Liability Company Act (Chapter 86 of the Nevada Revised Statutes) and judicial interpretations of such law. To the extent our opinions in paragraph 2 above are governed by the laws of the States of Oklahoma and Ohio, we have relied upon the opinions each dated April 17, 2003 of, respectively, Nichols Wolfe and Kahn Kleinman. Except as set forth in the two immediately preceding sentences, we express no opinion other than as to the federal securities laws of the United States of America and the laws of the States of Texas and New York.

          (b)  In rendering the opinions expressed herein, we have assumed that, after the date hereof, (i) no material amendment will be made with respect to any Organizational Document and (ii) no action heretofore taken by the Board in connection with the matters described or referred to herein will be modified, rescinded or withdrawn.

          (c)  The opinions expressed herein are subject to the qualification that the validity and enforceability of the Securities and related documents may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

        We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder. For purposes of this opinion, we assume that the Securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P.
FULBRIGHT & JAWORSKI L.L.P.

QuickLinks

  EXHIBIT 5.1